UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2015 (November 24, 2015)

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Comcast Corporation (“Comcast”) and Michael J. Angelakis entered into an agreement dated as of March 30, 2015 (the “March Agreement”) to establish a new, strategic company focused on investing in and operating growth-oriented companies, both domestically and internationally.

On November 24, 2015, in order to implement the arrangements contemplated by the March Agreement, (i) Comcast, (ii) Comcast AG Holdings, LLC, a wholly owned subsidiary of Comcast (“Comcast Shareholder”), (iii) the strategic company contemplated by the March Agreement (the “Strategic Company”), (iv) a shareholder company owned by the Strategic Company’s management team (“ManagementCo Shareholder”) and (v) a management company owned by the Strategic Company’s management team (the “Manager”) entered into a shareholders agreement (the “Agreement”), effective as of January 1, 2016.

Mr. Angelakis will serve as the Strategic Company’s Chairman and Chief Executive Officer. The arrangement will be exclusive, with Comcast as the Strategic Company’s only non-management investor. The Strategic Company will commence operations on January 1, 2016 and will have a term of ten years, which may be extended to 12 years in the Manager’s discretion.

Comcast Shareholder has committed to invest up to $4 billion in the Strategic Company, in exchange for which it will receive non-voting Class I shares in the Strategic Company. Comcast Shareholder also will fund an annual $40 million management fee payable by the Strategic Company to the Manager, subject to certain adjustments and offsets. The capital commitment of ManagementCo Shareholder will be up to $100 million (with at least $40 million to be funded by Mr. Angelakis, subject to his continued role with the Strategic Company), in exchange for which it will also receive non-voting Class I shares, pari passu with Comcast. ManagementCo Shareholder will also own 100% of the Strategic Company’s voting Class II shares. Comcast Shareholder will be entitled to terminate its capital commitment if, among other things, Mr. Angelakis is no longer serving as the Strategic Company’s or the Manager’s Chief Executive Officer or lead investment professional. Interests in the Strategic Company will be transferrable only in limited circumstances. Comcast has guaranteed Comcast Shareholder’s capital commitment and other obligations under the Agreement.

Distributions may be made in respect of the Strategic Company’s Class II shares only after the capital contributions and management fees attributable to relevant investments have been repaid in full plus 2% (compounded annually from the time of the relevant investment), after which distributions will generally be made 87.5% to the Class I shares and 12.5% to the Class II shares. Distributions made in respect of the Strategic Company’s Class II shares will be subject to reduction if, among other things, the then-current value of the Strategic Company’s other (unrealized) holdings is less than the cost basis of those holdings. Distributions will be made as promptly as reasonably practicable upon the receipt of dividends, interest or investment proceeds, provided that the Strategic Company may retain up to $2 billion of such amounts from time to time. Distributed proceeds may be recalled and reinvested during the first seven years of the Strategic Company, provided that the amount of capital called from Comcast Shareholder may not exceed $4 billion at any time. In addition, Comcast Shareholder will have approval rights over certain proposed investments and a right of first offer with respect to all assets of the Strategic Company, subject to certain exceptions.

Comcast may provide certain mutually agreed upon administrative services to the Strategic Company and its management team on arm’s-length terms. None of the Strategic Company, ManagementCo Shareholder and the Manager may solicit or hire Comcast senior employees without Comcast’s prior consent.

The Strategic Company’s management team will invest in the Strategic Company through ManagementCo Shareholder. Mr. Angelakis will hold a majority of ManagementCo Shareholder’s voting power and, during the first five years of the Strategic Company’s term, between 20% and 40% of its economic interests representing the right to receive distributions made by the Strategic Company in respect of its Class II shares and, during the remainder of the Strategic Company’s term, between 20% and 33 1/3% of such economic interests. Mr. Angelakis’ economic interests will vest 20% per year over the five-year period following the commencement of the Strategic Company. The Manager will act as the manager of the Strategic Company. Mr. Angelakis will hold a majority of the Manager’s voting power and will receive annual compensation from the Manager in respect of his role as lead investment professional of $8 million, subject to certain adjustments. The management team and other officers and directors of the Strategic Company will be indemnified on standard terms and conditions by the Strategic Company. Mr. Angelakis has also agreed to a non-competition obligation.

Upon the effectiveness of the Agreement, the March Agreement will terminate.

Item 1.02. Termination of a Material Definitive Agreement.

The information described above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in order to assume the role of Chief Executive Officer of the Strategic Company, Mr. Angelakis resigned from his role as Vice Chairman and Chief Financial Officer of Comcast, effective as of June 30, 2015. On November 24, 2015, in order to implement the arrangements contemplated by the March Agreement, Comcast and Mr. Angelakis entered into (i) a senior advisor agreement (the “Senior Advisor Agreement”), effective as of January 1, 2016, and (ii) a separation letter agreement (the “Separation Letter”).

Pursuant to the Senior Advisor Agreement, Mr. Angelakis will provide business and strategic advice to Comcast from time to time for so long as he continues in his role at the Strategic Company. In consideration for his services, Mr. Angelakis will receive a fee of $100,000 per calendar year, payable in equal monthly installments. Mr. Angelakis has also agreed to customary restrictions against the use and disclosure of confidential information of Comcast.

Pursuant to the Separation Letter, Comcast and Mr. Angelakis mutually agreed to terminate his employment with Comcast and its subsidiaries, effective as of December 31, 2015. Mr. Angelakis will remain eligible to receive his 2015 annual bonus payment and deferred compensation contribution in early 2016 and, until June 30, 2016, the active employee interest crediting rate under Comcast’s 2005 Deferred Compensation Plan. Mr. Angelakis will have interests in the Strategic Company and be compensated as described above under Item 1.01 of this Current Report on Form 8-K, and, for so long as he continues in his role at the Strategic Company, he will continue to vest in outstanding Comcast equity awards in accordance with their terms as if he remained an active employee of Comcast. Mr. Angelakis will remain subject to the restrictions against the use and disclosure of confidential information of Comcast as set forth in his employment agreement dated as of November 22, 2011, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: November 25, 2015	By:	/s/ Arthur R. Block
Arthur R. Block
Executive Senior Vice President, General Counsel and Secretary